Exhibit 23.2

March 23, 2011

Consent of Independent Engineers

We refer to our report entitled “Evaluation of the P&NG Reserves of Advantage Oil & Gas Ltd. (As of December 31, 2010)”, dated February 16, 2011 (the “Report”).

We hereby consent to the use of our name and references to excerpts from the Report in the Annual Report on Form 40-F of Advantage Oil & Gas Ltd. for the year ended December 31, 2010.

Sincerely, SPROULE ASSOCIATES LIMITED

By:	/s/ Cameron P. Six, P. Eng
Name: Cameron P. Six, P. Eng Title: Manager, Engineering